EX-23D(3)
                          INVESTMENT ADVISOR AGREEMENT

     AGREEMENT, made as of April 1, 2002, between The Santa Barbara Group of Mutual Funds, Inc. (the "Company") and SBG Capital Management, Inc. (the "Adviser"), a California Corporation.

     WHEREAS, the Company is a Maryland Corporation authorized to issue shares in series and is registered as an open-end management investment company under the Investment Company Act of 1940, as amende d (the "1940 Act");

     WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ( "Advisers Act");

     WHEREAS, the Company presently offers several series, one of which is the Montecito Fund (the "Fund");

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Company and the Adviser as follows:

                                  APPOINTMENT.
                                  ------------

     The Company hereby appoints the Adviser to act as investment adviser to the Fund for the periods and on the terms set forth herein. The Adviser accepts the appointment and agrees to furnish the services set forth herein for the compensation provided herein.

                         SERVICES AS INVESTMENT ADVISER.
                         -------------------------------

     Subject to the general supervision and direction of the Board of Directors of the Company, the Adviser will (a) manage the Fund in accordance with the Fund's investment objective and policies as stated in the Fund's Prospectus and the Statement of Additional Information filed with the Securities and Exchange Commission, as they may be amended from time to time; (b) make investment decisions for the Fund; (c) place purchase and sale orders on behalf of the Fund; and, (d) employ professional portfolio managers and securities analysts to provide research services to the Fund. In providing those services, the Adviser will provide the Fund with ongoing research, analysis, advice, and judgments regarding individual investments, general economic conditions and trends and long-range investment policy. In addition, the Adviser will furnish the Fund with whatever statistical information the Fund may reasonably request with respect to the securities that the Fund may hold or contemplate purchasing.

     The Adviser further agrees that, in performing it's duties hereunder, it will:

comply with the 1940 Act and al1 rules and regulations thereunder, the Adviser's Act, the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Directors;

use reasonable efforts to manage the Fund so that each will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

maintain books and records with respect to the Fund's securities transactions, render to the Board of Directors of the Company such periodic and special reports as the Board may reasonably request, and keep the Directors informed of developments materially affecting each Fund's portfolio;

make available to the Fund's administrator and the Company, promptly upon their request, such copies of its investment records and ledgers with respect to the Fund as may be required to assist the Administrator and the Company in their compliance with applicable laws and regulations. The Adviser will furnish the Directors with such periodic and special reports regarding the Fund as they may reasonably request;

immediately notify the Company in the event that the Adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Adviser from serving as an investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulator authority. The Adviser further agrees to notify the Company immediately of any material fact known to the Adviser respecting or relating to the Adviser that is not contained in the Company's Registration Statement regarding the Fund, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.

                               INVESTMENT ADVISER.
                               -------------------

     The Adviser may enter into such Investment Sub-Advisory Agreements as the Adviser deems necessary to carry out the terms of this Agreement and to meet investment objectives of the Fund, subject to such approvals as are required by the 1940 Act. Adviser is responsible for the payment of all compensation to any investment Sub-Advisor.

                                   DOCUMENTS.
                                   ----------

     The Company has delivered properly certified or authenticated copies of each of the following documents to the Advisor and will deliver to it all future amendments and supplements thereto, if any:

o certified resolution of the Board of Directors of the Company authorizing the appointment o f the Adviser and approving the form of this Agreement;

o The Registration Statement as filed with the Securities and Exchange Commission and any amendments thereto;

o Exhibits, powers of attorneys, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

                                   BROKERAGE.
                                   ----------

     In selecting brokers or dealers to execute transactions on behalf of the Fund, the Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any Fund transaction, the Adviser will consider all factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any , for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the Adviser is authorized to consider the brokerage and research services (as those terms are defined in section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act") provided to the Fund and/or other accounts over which the Adviser or its affiliates exercise investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule lla2 -2(T) thereunder, and subject to any other applicable laws and regulations, the Adviser and its affiliates are authorized to effect portfolio transactions for the Fund and to retain brokerage commissions on such transactions.

                                    RECORDS.
                                    --------

     The Advisor agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Advisor with respect to the Fund by the 1940 Act . The Adviser further agrees that all records which it maintains for the Fund are the property of the Fund and it will promptly surrender any of such records upon request.

                                STANDARD OF CARE.
                                -----------------

     The Adviser shall exercise its best judgment in rendering the services under this Agreement. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Fund's shareholders in connection with the matters to which nothing herein shall be deemed to protect or purport to protect the Adviser against any liability to the Fund or to its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement. As used in this Section 7, the term "Adviser" shall include any officers, directors, employees, or other affiliates of the Adviser performing services with respect to the Fund.

                                  COMPENSATION.
                                  -------------

     In consideration of the services rendered pursuant to this Agreement, the Fund will pay the Adviser the following fees, at an annual rate as follows:

$0 - $100 million                                           0.30%
In excess of $100 million                                   0.25%

These fees shall be computed and accrued daily and payable monthly. For the purpose of determining fees payable to the Adviser, the value of the Fund's average daily net assets shall be computed at the times and in the manner specified in the Fund's Prospectus or Statement of Additional Information.

                                    EXPENSES.
                                    ---------

     The Adviser will bear all expenses in connection with the performance of its services under this Agreement. The Fund will bear all other expenses to be incurred in its operation, including without limitation: taxes, borrowing costs (such as dividend expenses on securities sold short and interest), brokerage fees and commissions, if any, fees of Directors of the Company who are not officers, directors, or employees of the Adviser; Securities and Exchange Commission fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; the Fund' proportionate share of insurance premiums; outside auditing and legal expenses; cost of maintenance of the Fund's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; charges of an independent pricing service; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders, costs of shareholders' reports and meetings of the shareholders of the Fund and of the officers or Board of Directors of the Company; and any extraordinary expenses. In addition, the Fund will pay distribution fees pursuant to a Distribution Plan adopted under Rule 12b-1 of the 1940 Act.

                    SERVICES TO OTHER COMPANIES OR ACCOUNTS.
                    ----------------------------------------

     The investment advisory services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser, or any affiliate thereof, shall be free to render similar services to other investment companies and other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) and to engage in other activities, so long as its services hereunder are not impaired thereby.

                            DURATION AND TERMINATION.
                            -------------------------

     This Agreement became effective on April 1, 2002. The Agreement shall remain in effect, unless sooner terminated as provided herein, for two years from such date and shall continue from year to year thereafter, provided each continuance is specifically approved at least annually by:

     o    the vote of a majority of the Board of Directors of the Company or,
     o a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities;

Provided that in either event the continuance is also approved by a majority of the Board of Directors who are not "interested persons" (as defined in the 1940
Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on sixty (60) days writ ten notice by the Board of Directors of the Company or by vote of holders of a majority of the Fund's shares or upon ninety (90) day's written notice by the Advisor. This Agreement will also terminate automatically in the event of its "assignment" (as defined in the 1940
Act).

                                   AMENDMENT.
                                   ----------

     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, disc barge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of:

     o    a majority of the outstanding voting securities of the Fund, and

     o a majority of the Directors of the Company, including a majority of Directors who are not interested persons of any part to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

                                  USE OF NAME.
                                  ------------

     It is understood that the name Montecito or any derivative thereof or logo associated with that name is the valuable property of the Adviser and its affiliates, and that the Fund has the right to use such name (or derivative or logo) only so long as this Agreement shall continue with respect to the Fund. Upon termination of this Agreement, the Fund shall forthwith cease to use such name (or derivative or logo) and shall promptly amend its Articles of Incorporation to change the Fund's name to comply herewith.

                                 MISCELLANEOUS.
                                 --------------

This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

Titles or captions of Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof.

This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one agreement, binding on all the Parties.

This Agreement and the rights and obligations of the parties hereunder shall be governed by, and interpreted, construed and enforced in accordance with the laws of the State of California.

If any provision of this Agreement or the application thereof to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

Notices of any kind to be given to the Advisor by the Company shall be in writing and shall be duly given if mailed or delivered to the Advisor at: SBG Capital Management Company, Inc., 333 South Grand Avenue, Suite 4075, Los Angeles, California 90071, Attn: John P. Odell, or at such other address or to such individual as shall be specified by the Advisor to the Company. Notices of any kind to be given to the Company by the Advisor shall be in writing and shall be duly given if mailed or delivered to The Santa Barbara Group of Mutual Funds, Inc., 333 South Grand Avenue, Suite 4075, Los Angeles, California 90071, Attn:
Steven Arnold, or at such other address or to such individual as shall be specified by the Company to the Advisor.

     IN WITNESS WHEREOF, The Company, on behalf of the Fund, and the Adviser have executed this Investment Advisor Agreement as of the 1st day of April, 2002.

                                        THE SANTA BARBARA GROUP OF MUTUAL
                                        FUNDS, INC.


                                        By: _____________________________
                                             Steven W. Arnold
                                        Its: President


                                        SBG CAPITAL MANAGEMENT, INC.


                                        By: _____________________________
                                             Steven W. Arnold
                                        Its: President